Exhibit 4.2

GEORGIA POWER COMPANY

TO

COMPUTERSHARE TRUST COMPANY, N.A.,
TRUSTEE

SEVENTY-FIRST SUPPLEMENTAL INDENTURE

DATED AS OF NOVEMBER 13, 2024

SERIES 2024C FLOATING RATE SENIOR NOTES

DUE NOVEMBER 15, 2074

TABLE OF CONTENTS1

1This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

THIS SEVENTY-FIRST SUPPLEMENTAL INDENTURE is made as of the 13th day of November, 2024, by and between GEORGIA POWER COMPANY, a Georgia corporation, 241 Ralph McGill Boulevard, N.E., Atlanta, Georgia 30308-3374 (the “Company”), and COMPUTERSHARE TRUST COMPANY, N.A., a national banking association, 1505 Energy Park Drive, St. Paul, Minnesota 55108, Attn: CTSO Mail Operations (the “Trustee”).
W I T N E S S E T H:
WHEREAS, the Company has heretofore entered into a Senior Note Indenture, dated as of January 1, 1998 (the “Original Indenture”), with Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association (as successor to The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)))), as Trustee, as heretofore supplemented and amended;
WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as heretofore supplemented and amended and as further supplemented by this Seventy-First Supplemental Indenture, is herein called the “Indenture”;
WHEREAS, under the Original Indenture, a new series of unsecured senior debentures or notes or other evidence of indebtedness (the “Senior Notes”) may at any time be established by the Board of Directors of the Company in accordance with the provisions of the Original Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;
WHEREAS, the Company proposes to create under the Indenture a new series of Senior Notes;
WHEREAS, additional Senior Notes of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and
WHEREAS, all conditions necessary to authorize the execution and delivery of this Seventy-First Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.
NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE 1
Series 2024C Senior Notes
SECTION 101. Establishment. There is hereby established a new series of Senior Notes to be issued under the Indenture, to be designated as the Company’s Series 2024C Floating Rate Senior Notes due November 15, 2074 (the “Series 2024C Notes”).

There are to be authenticated and delivered $117,087,000 aggregate principal amount of Series 2024C Notes, and such principal amount of the Series 2024C Notes may be increased from time to time pursuant to Section 301 of the Original Indenture. All Series 2024C Notes need not be issued at the same time and such series may be reopened at any time, without the consent of any Holder, for issuances of additional Series 2024C Notes. Any such additional Series 2024C Notes will have the same interest rate, maturity and other terms as those initially issued (except for the public offering price and issue date and the initial interest accrual date and initial Interest Payment Date (as defined below), if applicable). No Series 2024C Notes shall be authenticated and delivered in excess of the principal amount as so increased except as provided by Sections 203, 303, 304, 907 or 1107 of the Original Indenture. The Series 2024C Notes shall be issued in definitive fully registered form.
The Series 2024C Notes shall be issued in the form of one or more Global Securities in substantially the form set out in Exhibit A hereto. The Depositary with respect to the Series 2024C Notes shall be The Depository Trust Company.
The form of the Trustee’s Certificate of Authentication for the Series 2024C Notes shall be in substantially the form set forth in Exhibit B hereto.
Each Series 2024C Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.
SECTION 102. Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.
“Benchmark” means, initially, Compounded SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.
“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company (or its Designee) as of the Benchmark Replacement Date:
(1)    the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;
(2)    the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and
(3)    the sum of: (a) the alternate rate of interest that has been selected by the Company (or its Designee) as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for United

States dollar denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.
“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company (or its Designee) as of the Benchmark Replacement Date:
(1)    the spread adjustment, or method for calculating or determining such spread adjustment (which may be positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;
(2)    if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and
(3)    the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company (or its Designee) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for United States dollar denominated floating rate notes at such time.
The Benchmark Replacement Adjustment shall not include the Margin and such Margin shall be applied to the Benchmark Replacement to determine the interest payable on the Series 2024C Notes.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition or interpretation of “interest period”, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenor, and other administrative matters), or any other changes to any other terms or provisions of the Series 2024C Notes, in each case that the Company (or its Designee) decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company (or its Designee) decides that adoption of any portion of such market practice is not administratively feasible or if the Company (or its Designee) determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company (or its Designee) determines is reasonably necessary or practicable).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):
(1)    a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);
(2)    a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.
“Calculation Agent” means Computershare Trust Company, N.A., or its successor appointed by the Company, acting as calculation agent.
“Compounded SOFR” will be determined by the Calculation Agent in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point):

(	SOFR IndexEnd	– 1	)	x	360
	SOFR IndexStart				dc
where:
“SOFR IndexStart” = For periods other than the initial Interest Period, the SOFR Index value on the preceding Interest Payment Determination Date, and, for the initial Interest Period, the SOFR Index value two United States Government Securities Business Days before the Original Issue Date;
“SOFR IndexEnd” = The SOFR Index value on the Interest Payment Determination Date relating to the Interest Payment Date (or, in the final Interest Period, relating to the Stated

Maturity or, in the case of a redemption or repayment of the Series 2024C Notes, relating to the applicable Redemption Date or Repayment Date, as the case may be); and
“dc” is the number of calendar days in the relevant Observation Period.
“Designee” means an independent financial advisor or any other designee of the Company.
“Interest Payment Dates” means the 15th day of February, May, August and November of each year, commencing February 15, 2025.
“Interest Payment Determination Date” means the date that is two United States Government Securities Business Days before each Interest Payment Date (or, in the case of a redemption or repayment of the Series 2024C Notes, before the applicable Redemption Date or Repayment Date, as the case may be).
“Interest Period” means (i) the period commencing on any Interest Payment Date (or, with respect to the initial Interest Period only, commencing on the Original Issue Date) to, but excluding, the next succeeding Interest Payment Date, (ii) in the case of the last such period, the period from and including the Interest Payment Date immediately preceding the Stated Maturity to, but excluding, the Stated Maturity or (iii) in the event of any redemption or repayment of any Series 2024C Notes, from and including the Interest Payment Date immediately preceding the applicable Redemption Date or Repayment Date, as the case may be, to but excluding such Redemption Date or Repayment Date, as the case may be.
“ISDA Definitions” means the 2021 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.
“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.
“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.
“Margin” has the meaning set forth in Section 104(a) hereof.
“New Maturity Date” has the meaning set forth in Section 110 hereof.
“Observation Period” means in respect of each Interest Period, the period from, and including, the date that is two United States Government Securities Business Days preceding the first date in such Interest Period to, but excluding, the date that is two United States Government Securities Business Days preceding the Interest Payment Date for such Interest Period (or in the final Interest Period, preceding the Stated Maturity or, in the case of a redemption or repayment of the Series 2024C Notes, preceding the applicable Redemption Date or Repayment Date, as the case may be).
“Original Issue Date” means November 13, 2024.
“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Index Determination Time and (2) if the Benchmark is not Compounded SOFR, the time determined by the Company (or its Designee) in accordance with the Benchmark Replacement Conforming Changes.
“Regular Record Date” means, with respect to each Interest Payment Date, the 15th calendar day prior to such Interest Payment Date (whether or not a Business Day).
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“Repayment Date” has the meaning set forth in Section 109 hereof.
“SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator’s Website.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of SOFR).
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source.
“SOFR Index” means, with respect to any United States Government Securities Business Day:
(1)    the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at 3:00 p.m. (New York City time) on such United States Government Securities Business Day (the “SOFR Index Determination Time”); provided that:
(2)    if a SOFR Index value does not so appear as specified in (1) above at the SOFR Index Determination Time, then: (i) if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to Section 104(b) hereof; or (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to Section 104(c) hereof.
“Stated Maturity” means November 15, 2074, subject to the right of the Company to shorten the Stated Maturity upon a Tax Event, as provided in Section 110 hereof, in which case the Stated Maturity shall mean the New Maturity Date.

“Tax Event” has the meaning set forth in Section 110 hereof.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
“United States Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
SECTION 103. Payment of Principal and Interest. The principal of the Series 2024C Notes shall be due at Stated Maturity (unless earlier redeemed or repaid). The unpaid principal amount of the Series 2024C Notes shall bear interest at the rates set quarterly pursuant to Section 104 hereof until paid or duly provided for. Interest shall be paid quarterly in arrears on each Interest Payment Date to the Person in whose name the Series 2024C Notes are registered at the close of business on the Regular Record Date for such Interest Payment Date, provided that interest payable at the Stated Maturity or on a Redemption Date or Repayment Date as provided herein will be paid to the Person to whom principal is payable. Interest on the Series 2024C Notes will accrue from and including the Original Issue Date to, but excluding, the first Interest Payment Date. Starting on the first Interest Payment Date, interest on the Series 2024C Notes will accrue from and including the last Interest Payment Date to which the Company has paid, or duly provided for the payment of, interest on the Series 2024C Notes to, but excluding, the next succeeding Interest Payment Date. No interest will accrue on the Series 2024C Notes on the Stated Maturity. No interest will accrue on any Redemption Date or Repayment Date with respect to the Series 2024C Notes being redeemed or repaid, as the case may be. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Series 2024C Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Series 2024C Notes not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Series 2024C Notes shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.
The amount of interest payable for any Interest Period will be computed on the basis of a 360-day year and the actual number of days in the Observation Period. If any Interest Payment Date falls on a day that is not a Business Day, the Company shall make the interest payment on the next succeeding Business Day unless that Business Day is in the next succeeding calendar month, in which case (other than in the case of the Stated Maturity) the Company will make the interest payment on the immediately preceding Business Day. If an interest payment is made on the next succeeding Business Day, no interest will accrue as a result of the delay in payment. If the Stated Maturity or any Redemption Date or Repayment Date falls on a day that is not a Business Day, the payment due on such date will be postponed to the next succeeding Business Day, and no further interest will accrue in respect of such postponement.

Payment of the principal and interest due at the Stated Maturity or earlier redemption or repayment of the Series 2024C Notes shall be made upon surrender of the Series 2024C Notes at the Corporate Trust Office of the Trustee. The principal of and interest on the Series 2024C Notes shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer or other electronic transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.
SECTION 104. Determination of Interest.
(a)    The Series 2024C Notes will bear interest for each quarterly Interest Period at an annual rate equal to Compounded SOFR, determined as described below, minus 0.35% (negative 0.35%, the “Margin”).
On each Interest Payment Determination Date relating to the applicable Interest Payment Date, the Calculation Agent will calculate the amount of accrued interest payable on the Series 2024C Notes by multiplying (i) the outstanding principal amount of the Series 2024C Notes by (ii) the product of (a) the interest rate for the relevant Interest Period multiplied by (b) the quotient of the actual number of calendar days in such Observation Period divided by 360. In no event will the interest on the Series 2024C Notes be less than zero. The interest rate for any Interest Period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the Federal Reserve Bank of New York may publish after the interest rate for that Interest Period has been determined.
Notwithstanding anything to the contrary in any transaction documents relating to the Series 2024C Notes, if the Company (or its Designee) determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining Compounded SOFR, then the Company shall promptly notify the Calculation Agent and the benchmark replacement provisions set forth in Section 104(c) hereof will thereafter apply to all determinations of the rate of interest payable on the Series 2024C Notes.
For the avoidance of doubt, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate for each Interest Period on the Series 2024C Notes will be an annual rate equal to the sum of the Benchmark Replacement and the Margin.
Absent willful misconduct, bad faith or manifest error, the calculation of the applicable interest rate for each Interest Period by the Calculation Agent, or in certain circumstances described herein, by the Company (or its Designee), will be final and binding on the Company, the Trustee and the holders of the Series 2024C Notes.

(b)    SOFR Index Unavailable Provisions. If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Payment Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR” means, for the applicable Interest Period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator’s Website at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If SOFR does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding United States Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.
(c)    Effect of Benchmark Transition Event.
(i)    Benchmark Replacement. If the Company (or its Designee) determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Series 2024C Notes in respect of such determination on such date and all determinations on all subsequent dates.
(ii)    Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Company (or its Designee) will have the right to make Benchmark Replacement Conforming Changes from time to time.
(iii)    Decisions and Determinations. Any determination, decision or election that may be made by the Company (or its Designee) pursuant to this Section 104(c), including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in the Company’s (or its Designee’s) sole discretion, and, notwithstanding anything to the contrary in any documentation relating to the Series 2024C Notes, shall become effective without consent from the holders of the Series 2024C Notes or any other party. For the avoidance of doubt, neither the Trustee nor the Calculation Agent will have any obligation (w) to monitor, determine or verify the unavailability or cessation of SOFR, the SOFR Index or any applicable Benchmark, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (x) to select, determine or designate any alternative method, Benchmark Replacement or alternative index, or other successor or replacement alternative index, or whether any conditions to the designation of such a rate or index have been satisfied, (y) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (z) to determine whether or what Benchmark Replacement Conforming Changes with respect to such alternative method, Benchmark

Replacement or alternative index are necessary or advisable, if any, in connection with any of the foregoing.
SECTION 105. Denominations. The Series 2024C Notes may be issued in denominations of $1,000 and integral multiples of $1,000.
SECTION 106. Global Securities. The Series 2024C Notes will be issued in the form of one or more Global Securities registered in the name of the Depositary (which shall be The Depository Trust Company) or its nominee. Except under the limited circumstances described below, Series 2024C Notes represented by one or more Global Securities will not be exchangeable for, and will not otherwise be issuable as, Series 2024C Notes in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.
Owners of beneficial interests in such a Global Security will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing a Series 2024C Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or a successor Depositary or its nominee. The rights of Holders of such Global Security shall be exercised only through the Depositary.
Neither the Company, the Trustee, nor any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
Subject to the procedures of the Depositary, a Global Security shall be exchangeable for Series 2024C Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Company, or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Company, in each case within 90 days after the Company receives such notice or becomes aware of such cessation, (ii) the Company in its sole discretion determines that such Global Security shall be so exchangeable, or (iii) there shall have occurred an Event of Default with respect to the Series 2024C Notes. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Series 2024C Notes registered in such names as the Depositary shall direct.
SECTION 107. Transfer. No service charge will be made for any transfer or exchange of Series 2024C Notes, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.
The Company shall not be required (a) to issue, register the transfer of or exchange any Series 2024C Notes during a period beginning at the opening of business fifteen (15) days before the date of the mailing of a notice pursuant to Section 1104 of the Original Indenture, as amended, identifying the serial numbers of the Series 2024C Notes to be called for redemption, and ending at the close of business on the day of the mailing, or (b) to issue, register the transfer of or exchange any Series 2024C Notes theretofore selected for redemption in whole or in part, except the unredeemed portion of any Series 2024C Notes redeemed in part.
SECTION 108. Redemption at the Company’s Option. On or after November 15, 2054, the Company may redeem the Series 2024C Notes at its option, in whole or in part, at any time and from time to time, upon not less than 10 nor more than 60 days’ notice, at the following redemption prices (in each case expressed as a percentage of the principal amount), if redeemed during the twelve-month periods beginning on November 15 as set forth below:

Twelve-Month Period Beginning on	Redemption Price
November 15, 2054	105.00%
November 15, 2055	104.50%
November 15, 2056	104.00%
November 15, 2057	103.50%
November 15, 2058	103.00%
November 15, 2059	102.50%
November 15, 2060	102.00%
November 15, 2061	101.50%
November 15, 2062	101.00%
November 15, 2063	100.50%
November 15, 2064	100.00%
and thereafter at 100% of the principal amount of the Series 2024C Notes being redeemed, plus, in each case, any accrued and unpaid interest on the Series 2024C Notes being redeemed to but excluding the Redemption Date.
In the event of redemption of the Series 2024C Notes in part only, a new Series 2024C Note or Notes for the unredeemed portion will be issued in the name or names of the Holders thereof upon the surrender thereof (or through book-entry transfer for Global Securities).
The Series 2024C Notes will not have a sinking fund.
Notice of redemption shall be given as provided in Section 1104 of the Original Indenture, as amended.
Any redemption of less than all of the Series 2024C Notes shall, with respect to the principal thereof, be divisible by $1,000.
SECTION 109. Repayment at Option of a Holder. The Series 2024C Notes will be repayable at the option of a Holder of the Series 2024C Notes, in whole or in part, upon notice as described below, on the following dates (each a “Repayment Date”) and at the repayment prices (in each case expressed as a percentage of the principal amount) as set forth below:

Repayment Date	Repayment Price
November 15, 2025	98.00%
May 15, 2026	98.00%
November 15, 2026	98.00%
May 15, 2027	98.00%
November 15, 2027	98.00%
May 15, 2028	98.00%
November 15, 2028	98.00%
May 15, 2029	98.00%
November 15, 2029	98.00%
May 15, 2030	99.00%
November 15, 2030	99.00%
May 15, 2031	99.00%
November 15, 2031	99.00%
May 15, 2032	99.00%
November 15, 2032	99.00%
May 15, 2033	99.00%
November 15, 2033	99.00%
May 15, 2034	99.00%
November 15, 2034	99.00%
May 15, 2035	99.00%
November 15, 2035	100.00%
and on November 15 of every second year thereafter, through and including November 15, 2071, at 100% of the principal amount of the Series 2024C Notes being repaid, plus, in each case, any accrued and unpaid interest on the Series 2024C Notes being repaid, to but excluding the Repayment Date.
In order for a Series 2024C Note to be repaid at the option of a Holder, the Trustee must receive, at least 60 but not more than 90 days before the Repayment Date,
(1)    the Series 2024C Note with the form entitled “Option to Elect Repayment” on the reverse of the Series 2024C Note duly completed or
(2)    a facsimile transmission or a letter from a member of a national securities exchange or a member of the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company in the United States which must set forth:
(a)    the name of the Holder of the Series 2024C Note;
(b)    the principal amount of the Series 2024C Note;
(c)    the principal amount of the Series 2024C Note to be repaid;

(d)    the certificate number or a description of the tenor and terms of the Series 2024C Note; and
(e)    a statement that the option to elect repayment is being exercised and a guarantee that the Series 2024C Note to be repaid, together with the duly completed form entitled “Option to Elect Repayment” on the reverse of the Series 2024C Note, will be received by the Trustee not later than the fifth Business Day after the date of that facsimile transmission or letter.
With respect to Series 2024C Notes which are issued in the form of one or more Global Securities registered in the name of the Depositary, an owner of a beneficial interest in such Global Security shall give notice to elect to have its Series 2024C Notes repaid, through its Depositary participant, to the Trustee, and shall effect delivery of such Series 2024C Notes by causing such participant to transfer the interest in the Series 2024C Notes, on the Depositary’s records, to the Trustee. The requirement for physical delivery of the Series 2024C Notes in connection with a repayment of the Series 2024C Notes at the option of a Holder will be deemed satisfied when the ownership rights in the Series 2024C Notes are transferred by the Depositary participant on the Depositary’s records and followed by a book-entry credit of the Series 2024C Notes to the Trustee’s Depositary account.
The repayment option may be exercised by the Holder of a Series 2024C Note for less than the entire principal amount of the Series 2024C Note but, in that event, the principal amount of the Series 2024C Note remaining outstanding after repayment must be in an authorized denomination.
SECTION 110. Conditional Right to Shorten Maturity. If a Tax Event occurs, the Company will have the right to shorten the Stated Maturity of the Series 2024C Notes to a new date (the “New Maturity Date”), without the consent of the Holders of the Series 2024C Notes,
(1)    to the minimum extent required, in the opinion of nationally recognized independent tax counsel, so that, after shortening the Stated Maturity, interest paid on the Series 2024C Notes will be deductible for United States federal income tax purposes or
(2)    if that counsel cannot opine definitively as to such a minimum period, the minimum extent so required to maintain the Company’s interest deduction, in each case, to the extent deductible under current law, as determined in good faith by the Board of Directors, after receipt of an opinion of that counsel regarding the applicable legal standards. In that case, the amount payable on the Series 2024C Notes on the New Maturity Date will be equal to 100% of the principal amount of the Series 2024C Notes plus accrued and unpaid interest, if any, on the Series 2024C Notes to but excluding the New Maturity Date. If the Company elects to exercise its right to shorten the Stated Maturity of the Series 2024C Notes when a Tax Event occurs, the Company will give notice to each Holder of Series 2024C Notes not more than 60 days after the occurrence of the Tax Event, stating the New Maturity Date of the Series 2024C Notes.

“Tax Event” means that the Company shall have received an opinion of nationally recognized independent tax counsel to the effect that, as a result of:
(1)    any amendment to, clarification of, or change (including any announced prospective amendment, clarification or change) in any law, or any regulation thereunder, of the United States;
(2)    any judicial decision, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an “administrative or judicial action”); or
(3)    any amendment to, clarification of, or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation, in each case, occurring on or after November 8, 2024, there is more than an insubstantial increase in the risk that interest paid by the Company on the Series 2024C Notes is not, or will not be, deductible, in whole or in part, by the Company for United States federal income tax purposes.

ARTICLE 2
Miscellaneous Provisions
SECTION 201. Recitals by Company. The recitals in this Seventy-First Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of Series 2024C Notes and of this Seventy-First Supplemental Indenture as fully and with like effect as if set forth herein in full.
SECTION 202. Ratification and Incorporation of Original Indenture. As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture as supplemented by this Seventy-First Supplemental Indenture shall be read, taken and construed as one and the same instrument.
SECTION 203. Executed in Counterparts. This Seventy-First Supplemental Indenture shall be valid, binding and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned or photocopied manual signature. Each electronic signature or faxed, scanned or photocopied manual signature shall for all purposes have the same validity, legal effect and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Seventy-First Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or endorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.
SECTION 204. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officer, all as of the day and year first above written.

GEORGIA POWER COMPANY
By:	/s/ Aaron P. Abramovitz
Name: Aaron P. Abramovitz
Title: Executive Vice President, Chief Financial Officer and Treasurer

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:	/s/ Corey J. Dahlstrand
Name: Corey J. Dahlstrand
Title: Vice President

EXHIBIT A

FORM OF SERIES 2024C NOTE

NO. __	CUSIP NO. 373334 KX8

GEORGIA POWER COMPANY
SERIES 2024C FLOATING RATE SENIOR NOTE
DUE NOVEMBER 15, 2074

Principal Amount:	$________________________
Regular Record Date:	15th calendar day prior to the applicable Interest Payment Date (whether or not a Business Day)
Original Issue Date:	November 13, 2024
Stated Maturity:
November 15, 2074, subject to the right of the Company to shorten the Stated Maturity upon a Tax Event as provided on the reverse hereof, in which case the Stated Maturity shall be the New Maturity Date

Interest Payment Dates:	15th day of February, May, August and November of each year, commencing February 15, 2025
Interest Rate:	Compounded SOFR minus 0.35% per annum
Authorized Denominations:	$1,000 and integral multiples of $1,000
Georgia Power Company, a Georgia corporation (the “Company”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to ___________________________________________, or registered assigns, the principal amount specified in the Schedule of Increases or Decreases in Note annexed hereto on the Stated Maturity shown above (or upon earlier redemption or repayment), and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on each Interest Payment Date as specified above, commencing on February 15, 2025, and on the Stated Maturity (or upon earlier redemption or repayment) at a per annum interest rate equal to Compounded SOFR, as determined in accordance with the provisions specified below, minus 0.35% (negative 0.35%, the “Margin”), until the principal hereof is paid or made available for payment and at such rates on any overdue principal and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity or on a Redemption Date or Repayment Date) will, as provided in such Indenture, be paid to the Person in whose name this Note (the “Note”) is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date, provided that any interest payable at the Stated Maturity or on any Redemption Date or Repayment Date will be paid to the Person to whom principal is payable. Interest on the Series 2024C Notes (as defined on the reverse hereof) will accrue from and including the Original Issue Date to, but excluding, the first Interest Payment Date. Starting on the first Interest Payment Date, interest on the Series 2024C Notes will accrue from and including the last Interest Payment Date to which the Company has paid, or duly provided for the payment of, interest on the Series 2024C Notes to, but excluding, the next succeeding Interest Payment Date. No interest will accrue on the Series 2024C Notes on the Stated Maturity. No interest will accrue on any Redemption Date or Repayment Date with respect to the Series 2024C Notes being redeemed or repaid, as the case may be. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes of this series shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.
The amount of interest payable for any Interest Period will be computed on the basis of a 360-day year and the actual number of days in the Observation Period. If any Interest Payment Date falls on a day that is not a Business Day, the Company shall make the interest payment on the next succeeding Business Day unless that Business Day is in the next succeeding calendar month, in which case (other than in the case of the Stated Maturity) the Company will make the interest payment on the immediately preceding Business Day. If an interest payment is made on the next succeeding Business Day, no interest will accrue as a result of the delay in payment. If the Stated Maturity or any Redemption Date or Repayment Date falls on a day that is not a Business Day, the payment due on such date will be postponed to the next succeeding Business Day, and no further interest will accrue in respect of such postponement. A “Business Day” shall mean any day other than a Saturday or a Sunday or a day on which banks in New York City are authorized or obligated by law or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee is closed for business.
Payment of the principal of and interest due at the Stated Maturity or earlier redemption or repayment of the Series 2024C Notes shall be made upon surrender of the Series 2024C Notes at the Corporate Trust Office of the Trustee. The principal of and interest on the Series 2024C Notes shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest (including interest on an Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer or other electronic transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 16 days prior to the date for payment by the Person entitled thereto.

For purposes of this Note, except as otherwise expressly provided or unless the context otherwise requires, the following terms have the following meanings:
“Benchmark” means, initially, Compounded SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company (or its Designee) as of the Benchmark Replacement Date:

(1)    the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)    the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and

(3)    the sum of: (a) the alternate rate of interest that has been selected by the Company (or its Designee) as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for United States dollar denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company (or its Designee) as of the Benchmark Replacement Date:

(1)    the spread adjustment, or method for calculating or determining such spread adjustment (which may be positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)    if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

(3)    the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company (or its Designee) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for United States dollar denominated floating rate notes at such time.

The Benchmark Replacement Adjustment shall not include the Margin and such Margin shall be applied to the Benchmark Replacement to determine the interest payable on the Series 2024C Notes.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition or interpretation of “interest period”, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenor, and other administrative matters), or any other changes to any other terms or provisions of the Series 2024C Notes, in each case that the Company (or its Designee) decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company (or its Designee) decides that adoption of any portion of such market practice is not administratively feasible or if the Company (or its Designee) determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company (or its Designee) determines is reasonably necessary or practicable).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)    a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)    a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)    a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Calculation Agent” means Computershare Trust Company, N.A., or its successor appointed by the Company, acting as calculation agent.

“Compounded SOFR” will be determined by the Calculation Agent in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point):

(	SOFR IndexEnd	– 1	)	x	360
	SOFR IndexStart				dc

where:

“SOFR IndexStart” = For periods other than the initial Interest Period, the SOFR Index value on the preceding Interest Payment Determination Date, and, for the initial Interest Period, the SOFR Index value two United States Government Securities Business Days before the Original Issue Date;

“SOFR IndexEnd” = The SOFR Index value on the Interest Payment Determination Date relating to the Interest Payment Date (or, in the final Interest Period, relating to the Stated Maturity or, in the case of a redemption or repayment of the Series 2024C Notes, relating to the applicable Redemption Date or Repayment Date, as the case may be); and

“dc” is the number of calendar days in the relevant Observation Period.

“Designee” means an independent financial advisor or any other designee of the Company.

“Interest Payment Determination Date” means the date that is two United States Government Securities Business Days before each Interest Payment Date (or, in the case of a redemption or repayment of the Series 2024C Notes, before the applicable Redemption Date or Repayment Date, as the case may be).

“Interest Period” means (i) the period commencing on any Interest Payment Date (or, with respect to the initial Interest Period only, commencing on the Original Issue Date) to, but excluding, the next succeeding Interest Payment Date, (ii) in the case of the last such period, the period from and including the Interest Payment Date immediately preceding the Stated Maturity to, but excluding, the Stated Maturity or (iii) in the event of any redemption or repayment of any Series 2024C Notes, from and including the Interest Payment Date immediately preceding the applicable Redemption Date or Repayment Date, as the case may be, to but excluding such Redemption Date or Repayment Date, as the case may be.

“ISDA Definitions” means the 2021 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Observation Period” means in respect of each Interest Period, the period from, and including, the date that is two United States Government Securities Business Days preceding the first date in such Interest Period to, but excluding, the date that is two United States Government Securities Business Days preceding the Interest Payment Date for such Interest Period (or in the final Interest Period, preceding the Stated Maturity or, in the case of a redemption or a repayment of the Series 2024C Notes, preceding the applicable Redemption Date or Repayment Date, as the case may be).

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Index Determination Time and (2) if the Benchmark is not Compounded SOFR, the time determined by the Company (or its Designee) in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator’s Website.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of SOFR).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source.

“SOFR Index” means, with respect to any United States Government Securities Business Day:

(1)    the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at 3:00 p.m. (New York City time) on such United States Government Securities Business Day (the “SOFR Index Determination Time”); provided that:

(2)    if a SOFR Index value does not so appear as specified in (1) above at the SOFR Index Determination Time, then: (i) if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable Provisions” described below; or (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “Effect of Benchmark Transition Event” provisions described below.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“United States Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

(a)    Determination of Interest. This Note will bear interest for each quarterly Interest Period at an annual rate equal to Compounded SOFR, determined as described below, plus the Margin.

On each Interest Payment Determination Date relating to the applicable Interest Payment Date, the Calculation Agent will calculate the amount of accrued interest payable on this Note by multiplying (i) the outstanding principal amount of this Note by (ii) the product of (a) the interest rate for the relevant Interest Period multiplied by (b) the quotient of the actual number of calendar days in such Observation Period divided by 360. In no event will the interest on this Note be less than zero. The interest rate for any Interest Period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the Federal Reserve Bank of New York may publish after the interest rate for that Interest Period has been determined.

Notwithstanding anything to the contrary in any transaction documents relating to the Series 2024C Notes, if the Company (or its Designee) determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining Compounded SOFR, then the Company shall promptly notify the Calculation Agent and the benchmark replacement provisions set forth below under “Effect of Benchmark Transition Event” will thereafter apply to all determinations of the rate of interest payable on this Note.

For the avoidance of doubt, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate for each Interest Period on this Note will be an annual rate equal to the sum of the Benchmark Replacement and the Margin.

Absent willful misconduct, bad faith or manifest error, the calculation of the applicable interest rate for each Interest Period by the Calculation Agent, or, in certain circumstances described herein, by the Company (or its Designee), will be final and binding on the Company, the Trustee and the holders of the Series 2024C Notes.

(b)    SOFR Index Unavailable Provisions. If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Payment Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR” means, for the applicable Interest Period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator’s Website at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If SOFR does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding United States Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.

(c)    Effect of Benchmark Transition Event.

(i)    Benchmark Replacement. If the Company (or its Designee) determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Series 2024C Notes in respect of such determination on such date and all determinations on all subsequent dates.

(ii)    Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Company (or its Designee) will have the right to make Benchmark Replacement Conforming Changes from time to time.

(iii)    Decisions and Determinations. Any determination, decision or election that may be made by the Company (or its Designee) pursuant to this paragraph (c), including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in the Company’s (or its Designee’s) sole discretion, and, notwithstanding anything to the contrary in any documentation relating to the Series 2024C Notes, shall become effective without consent from the holders of the Series 2024C Notes or any other party. For the avoidance of doubt, neither the Trustee nor the Calculation Agent will have any obligation (w) to monitor, determine or verify the unavailability or cessation of SOFR, the SOFR Index or any applicable Benchmark, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (x) to select, determine or designate any alternative method, Benchmark Replacement or alternative index, or other successor or replacement alternative index, or whether any conditions to the designation of such a rate or index have been satisfied, (y) to select, determine or designate any Benchmark Replacement Adjustment , or other modifier to any replacement or successor index, or (z) to determine whether or what Benchmark Replacement Conforming Changes with respect to such alternative method, Benchmark Replacement or alternative index are necessary or advisable, if any, in connection with any of the foregoing.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.
Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:
GEORGIA POWER COMPANY
By:
Title:

Attest:

Title:

{Seal of GEORGIA POWER COMPANY appears here}

CERTIFICATE OF AUTHENTICATION

This is one of the Senior Notes referred to in the within-mentioned Indenture.

Dated:	COMPUTERSHARE TRUST COMPANY, N.A. as Trustee
By:
Authorized Signatory

(Reverse Side of Note)

This Note is one of a duly authorized issue of Senior Notes of the Company (the “Notes”), issued and issuable in one or more series under a Senior Note Indenture, dated as of January 1, 1998, as supplemented and amended (the “Indenture”), between the Company and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association (as successor to The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)))), as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures incidental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes issued thereunder and of the terms upon which said Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof as Series 2024C Floating Rate Senior Notes due November 15, 2074 (the “Series 2024C Notes”) which is unlimited in aggregate principal amount. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.
On or after November 15, 2054, the Company may redeem the Series 2024C Notes at its option, in whole or in part, at any time and from time to time, upon not less than 10 nor more than 60 days’ notice, at the following redemption prices (in each case expressed as a percentage of the principal amount), if redeemed during the twelve-month periods beginning on November 15 as set forth below:

Twelve-Month Period Beginning on	Redemption Price
November 15, 2054	105.00%
November 15, 2055	104.50%
November 15, 2056	104.00%
November 15, 2057	103.50%
November 15, 2058	103.00%
November 15, 2059	102.50%
November 15, 2060	102.00%
November 15, 2061	101.50%
November 15, 2062	101.00%
November 15, 2063	100.50%
November 15, 2064	100.00%
and thereafter at 100% of the principal amount of the Series 2024C Notes being redeemed, plus, in each case, any accrued and unpaid interest on the Series 2024C Notes being redeemed to but excluding the Redemption Date.
In the event of redemption of this Note in part only, a new Note or Notes of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender hereof. The Series 2024C Notes will not have a sinking fund.

The Series 2024C Notes will be repayable at the option of a Holder of the Series 2024C Notes, in whole or in part, upon notice as described below, on the following dates (each a “Repayment Date”) and at the repayment prices (in each case expressed as a percentage of the principal amount) as set forth below:

Repayment Date	Repayment Price
November 15, 2025	98.00%
May 15, 2026	98.00%
November 15, 2026	98.00%
May 15, 2027	98.00%
November 15, 2027	98.00%
May 15, 2028	98.00%
November 15, 2028	98.00%
May 15, 2029	98.00%
November 15, 2029	98.00%
May 15, 2030	99.00%
November 15, 2030	99.00%
May 15, 2031	99.00%
November 15, 2031	99.00%
May 15, 2032	99.00%
November 15, 2032	99.00%
May 15, 2033	99.00%
November 15, 2033	99.00%
May 15, 2034	99.00%
November 15, 2034	99.00%
May 15, 2035	99.00%
November 15, 2035	100.00%
and on November 15 of every second year thereafter, through and including November 15, 2071, at 100% of the principal amount of the Series 2024C Notes being repaid, plus, in each case, any accrued and unpaid interest on the Series 2024C Notes being repaid, to but excluding the Repayment Date.
In order for a Series 2024C Note to be repaid at the option of a Holder, the Trustee must receive, at least 60 but not more than 90 days before the Repayment Date,
(1)    the Series 2024C Note with the form entitled “Option to Elect Repayment” included in this Note duly completed or
(2)    a facsimile transmission or a letter from a member of a national securities exchange or a member of the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company in the United States which must set forth:
(a)    the name of the Holder of the Series 2024C Note;

(b)    the principal amount of the Series 2024C Note;
(c)    the principal amount of the Series 2024C Note to be repaid;
(d)    the certificate number or a description of the tenor and terms of the Series 2024C Note; and
(e)    a statement that the option to elect repayment is being exercised and a guarantee that the Series 2024C Note to be repaid, together with the duly completed form entitled “Option to Elect Repayment” included in this Note, will be received by the Trustee not later than the fifth Business Day after the date of that facsimile transmission or letter.
The repayment option may be exercised by the Holder of a Series 2024C Note for less than the entire principal amount of the Series 2024C Note but, in that event, the principal amount of the Series 2024C Note remaining outstanding after repayment must be in an authorized denomination.
If a Tax Event occurs, the Company will have the right to shorten the Stated Maturity of the Series 2024C Notes to a new date (the “New Maturity Date”), without the consent of the Holders of the Series 2024C Notes,
(1)    to the minimum extent required, in the opinion of nationally recognized independent tax counsel, so that, after shortening the Stated Maturity, interest paid on the Series 2024C Notes will be deductible for United States federal income tax purposes or
(2)    if that counsel cannot opine definitively as to such a minimum period, the minimum extent so required to maintain the Company’s interest deduction, in each case, to the extent deductible under current law, as determined in good faith by the Board of Directors, after receipt of an opinion of that counsel regarding the applicable legal standards. In that case, the amount payable on the Series 2024C Notes on the New Maturity Date will be equal to 100% of the principal amount of the Series 2024C Notes plus accrued and unpaid interest, if any, on the Series 2024C Notes to but excluding the New Maturity Date. If the Company elects to exercise its right to shorten the Stated Maturity of the Series 2024C Notes when a Tax Event occurs, the Company will give notice to each Holder of Series 2024C Notes not more than 60 days after the occurrence of the Tax Event, stating the New Maturity Date of the Series 2024C Notes.
“Tax Event” means that the Company shall have received an opinion of nationally recognized independent tax counsel to the effect that, as a result of:
(1)    any amendment to, clarification of, or change (including any announced prospective amendment, clarification or change) in any law, or any regulation thereunder, of the United States;
(2)    any judicial decision, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an “administrative or judicial action”); or
(3)    any amendment to, clarification of, or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation, in each case, occurring on or after November 8, 2024, there is more than an insubstantial increase in the risk that interest paid by the Company on the Series 2024C Notes is not, or will not be, deductible, in whole or in part, by the Company for United States federal income tax purposes.
If an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rates, and in the coin or currency, herein prescribed.
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged at the office or agency of the Company.
This Note shall be governed by, and construed in accordance with, the internal laws of the State of New York.

ABBREVIATIONS
The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT- _______ Custodian ________ (Cust) (Minor)
TEN ENT -	as tenants by the entireties
JT TEN -	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act ________________________ (State)

Additional abbreviations may also be used
though not on the above list.
FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto
______________________________________________________________________________
(please insert Social Security or other identifying number of assignee)

______________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE
______________________________________________________________________________

______________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing
______________________________________________________________________________

______________________________________________________________________________
agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

SCHEDULE OF INCREASES OR DECREASES IN NOTE
The initial principal amount of this Note is: $_____________________
Changes to Principal Amount of Note

Date	Principal Amount by which this Note is to be Decreased or Increased and the Reason for the Decrease or Increase	Remaining Principal Amount of this Note	Signature of Authorized Signatory of Trustee

OPTION TO ELECT REPAYMENT

With respect to the
Series 2024C Floating Rate Senior Notes due November 15, 2074
of Georgia Power Company (the “Company”)

If you elect to have this Note purchased by the Company pursuant to the terms of the Note,
•check this box: ☐; and
•state the principal amount of this Note: $_________________________.

If you want to elect to have only part of this Note purchased by the Company pursuant to the terms of the Note,
•check this box: ☐;
•state the principal amount to be purchased (must be in denominations of $1,000 or an integral multiple of $1,000): $__________________________; and
•state the principal amount (must be in denominations of $1,000 or an integral multiple of $1,000) remaining after such repurchase: $_________________________.

Date: _________________________	By: ___________________________

Name: ________________________
Title: _________________________

Signature Guarantee: ______________________________________________

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Please print name and address of registered Holder:

Name: _________________________	Social Security or other Taxpayer Identification Number, if any

Address: ___________________________	______________________________________
___________________________________
__________________________________________

EXHIBIT B

CERTIFICATE OF AUTHENTICATION

This is one of the Senior Notes referred to in the within-mentioned Indenture.

Dated:	COMPUTERSHARE TRUST COMPANY, N.A. as Trustee
By:
Authorized Signatory

B-1